UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 25, 2014

Sara Creek Gold Corp.
(Exact name of registrant as specified in its charter)
Nevada	98-0511130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

326 S. Pacific Coast Highway, Suite 102 Redondo Beach, CA	90277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 316-3623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

SECURED CONVERTIBLE NOTE

On June 25, 2014, Sara Creek Gold Corp. (“Sara Creek”, “we”, “us” or “our”) issued an Amended and Restated Secured Convertible Promissory Note to Oceanside Strategies (the “Secured Convertible Note”), in the aggregate principal amount of $350,000. The Secured Convertible Note bears simple interest on the unpaid principal balance of the Secured Convertible Note at the rate of 12% per annum. The Secured Convertible Note is convertible at any time at the option of Oceanside Strategies into “Conversion Units.” Each Conversion Unit consists of one share of common stock of Sara Creek and one warrant to purchase one-half share of common stock Sara Creek at an exercise price of $0.25 per share. The number of Conversion Units in to which the Secured Convertible Note is convertible is computed by dividing all of the then outstanding principal and accrued interest under the Secured Convertible Note by $0.10 (as appropriately adjusted for any stock splits, stock combinations or similar events) (the “Conversion Rate”). However, if Sara Creek subsequently issues or sells its common stock at a price per share lower than the Conversion Rate, then the Conversion Rate then in effect will be automatically reduced to such lower price. Sara Creek will at all times reserve and keep available out of its authorized but unissued shares a sufficient number of shares of common stock to give effect to the conversion of the Secured Convertible Note. To secure Sara Creek’s obligations under the Secured Convertible Note, Sara Creek granted a security interest to Oceanside Strategies in all assets of Sara Creek. Sara Creek received gross proceeds in cash of $350,000 in connection with the issuance of the Secured Convertible Note. The proceeds from the Secured Convertible Note are to be used solely for the purpose of allowing Tapia Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of Sara Creek (“Tapia”), to make advances to TEG Oil & Gas USA, Inc., a Colorado corporation (“TEG”), under the terms of the Note (as defined below), issued by TEG in favor of Tapia. Any repayment of such advances by TEG to Tapia under the terms of the Note must be used by Sara Creek to immediately make repayment to Oceanside Strategies under the terms of the Secured Convertible Note. The Secured Convertible Note also contains other terms and covenants of Sara Creek that are customary for an agreement of this type.

AMENDED TEG LOAN TRANSACTION

On June 27, 2014, Tapia, (i) entered into a Second Amended and Restated Security Agreement (“Security Agreement”), by and among Tapia and TEG; and (ii) agreed to a Secured Subordinated Note Due December 29, 2014 (“Note”), issued by TEG in favor of Tapia. The Security Agreement and the Note amend certain terms of the transactions described under the heading “TEG Loan Transaction” in Item 1.01 of the Company’s Current Report on Form 8-K filed June 5, 2014 (such transactions, collectively, the “Prior TEG Transaction”), which, in turn, were entered into in connection with a proposal by Tapia to acquire a majority interest in the assets of TEG (the “Acquisition Proposal”).

Note

Under the terms of the Note, TEG promises to pay Tapia the principal sum of $1,500,000.00 (as opposed to $1,000,000.00 under the Prior TEG Transaction), or such lesser amount as may be outstanding from time to time, with interest on the unpaid principal amount at the rate of 3.0% per annum. As of the date of the Note, the amount of outstanding advances was $912,305.69 (as opposed to $552,305.69 as of the date of the Prior TEG Transaction). Further advances are subject to the sole and absolute discretion of Tapia. The Note matures on December 29, 2014 (as opposed to July 31, 2014 under the Prior TEG Transaction), at which time all outstanding principal and accrued interest will be due and payable in full. The Note is secured under the terms of, and by the collateral as set forth in, the Security Agreement. The Note also contains other terms and covenants of TEG that are customary for an agreement of this type.

The foregoing description of the Note is qualified in its entirety by the full text of the Note, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Security Agreement

Under the terms of the Security Agreement, TEG pledges and grants to Tapia, subject to the terms of a Subordination and Intercreditor Agreement (“Intercreditor Agreement”), by and among Tapia, TEG, Sefton Resources, Inc., a British Virgin Islands corporations, TEG MidContinent, Inc., a Colorado corporation, and Bank of the West, a California corporation, a second priority security interest in all of the assets of TEG, to secure the repayment of all monetary obligations of TEG to Tapia (the “Loans”), including but not limited to those obligations made under the terms of the Note, and to secure the performance of TEG under the terms of the Note and the Security Agreement. TEG further acknowledges that the Loans are being made in contemplation of, and as partial consideration for, the Acquisition Proposal. Accordingly, the Security Agreement provides that if the transactions contemplated by the Acquisition Proposal are consummated (such transactions, the “Acquisition”), Tapia may apply any or all of the outstanding principal and accrued interest on the Note towards the consideration for the Acquisition. Further, under the terms of the Security Agreement, Tapia has the option, exercisable at any time prior to June 27, 2015 (as opposed to June 2, 2015 under the Prior TEG Transaction), to cause TEG to contribute its assets to Tapia, LLC (“Tapia, LLC”), a newly organized California limited liability company and wholly-owned subsidiary of TEG, and to sell to Tapia TEG’s membership interests in Tapia, LLC at the rate of $68,750 (as opposed to $59,171.60 under the Prior TEG Transaction) for each 1.0% of membership interest in Tapia, LLC for cash or for such other consideration as set forth in the Security Agreement, including but not limited to, cancellation of outstanding amounts payable under the Note. TEG further covenants and agrees to cease and terminate any solicitation or encouragement of a third party acquisition proposal; provided, that, if TEG receives an unsolicited, bona fide acquisition proposal that is found to be superior to the Acquisition Proposal, to the extent Tapia declines to renegotiate the Acquisition Proposal or to otherwise match the terms of the third party acquisition proposal, TEG may pursue such third party acquisition proposal. The Security Agreement also contains other representations, warranties and covenants of both parties that are customary for an agreement of this type.

The foregoing description of the Security Agreement is qualified in its entirety by the full text of the Security Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

The foregoing reference to the Intercreditor Agreement is qualified in its entirety by the full text of the Intercreditor Agreement, which is attached as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed June 5, 2014 and which is incorporated by reference herein.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

The issuance of the Secured Convertible Note described under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

On June 24, 2014, Sara Creek issued an aggregate of 550,000 “Units” to two investors in consideration of an aggregate of $55,000 in debt owing by Sara Creek or its subsidiaries. No commissions were paid or payable. The price of each Unit (including the value used to determine the cancellation of the debt) was $0.10. Each Unit was comprised of one share of our common stock, together with a warrant to acquire an additional one-half share of our common stock on payment of $0.20 per share. The warrants expire five years from the closing date.

Forms of the warrants (one for United States investors and one for non-United States investors) issued in connection with the sale of Units are attached to the Company’s Current Report on Form 8-K filed on January 16, 2014 as Exhibits 10.1 and 10.2, respectively. The above description of the warrants is qualified by reference to the complete text of the warrants. However, the warrants, including without limitation any representations and warranties contained in the warrants, are not intended as documents for investors or the public to obtain factual information about the current state of affairs of Sara Creek. Rather, investors and the public should look to other disclosures contained in our reports under the Securities Exchange Act of 1934, as amended.

The issuances of the securities described in this Item 3.02 were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), including Regulation D promulgated thereunder, as transactions not involving a public offering, or pursuant to Regulation S as transactions not requiring registration under Section 5 of the Securities Act. In transactions made in reliance on the exemption from registration, the exemption was claimed on the basis that those transactions did not involve any public offering and the purchasers in each offering were accredited or sophisticated and had sufficient access to the kind of information registration would provide. In transactions made in reliance on Regulation S, the safe harbor from registration was claimed on the basis that they involved an offshore transaction, no directed selling efforts were made in the United States and appropriate offering restrictions were implemented. In each case, appropriate investment representations were obtained and stock certificates were issued with restrictive legends.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

Exhibit Number	Description
10.1	Secured Subordinated Note Due December 29, 2014
10.2	Second Amended and Restated Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sara Creek Gold Corp.

Dated:	July 1, 2014

By:	/s/ Darren Katic
Darren Katic
Chief Executive Officer